SUB-ITEM 77Q1(a)

The Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002, as revised September 20, 2004, are contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated By-Laws for MFS Series Trust IV, dated January 1, 2002 as revised December 16, 2004, is contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust for MFS Series Trust IV, dated December 16, 2004, is contained in Post-Effective Amendment No. 41 to the Registration Statement for MFS Series Trust IV (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.